Exhibit 10.1

AMENDMENT NO. 1 TO MONARCH STAFFING, INC.
(FORMERLY MT ULTIMATE HEALHCARE CORP.)
2005 STOCK INCENTIVE PLAN

This Amendment No.1 to the Monarch Staffing, Inc. (formerly MT Ultimate Healthcare Corp.) 2005 Stock Incentive Plan is adopted by the Board of Directors of Monarch Staffing, Inc., a Nevada corporation (the "Company") as of June 29, 2007.

RECITALS

WHEREAS, the Company maintains the Monarch Staffing, Inc. (formerly MT Ultimate Healthcare Corp.) 2005 Stock Incentive Plan (hereinafter the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Plan may be amended from time to time.

NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of June 29, 2007:

1.           The introductory paragraph of Section 3.4 of the Plan shall be amended and restated in its entirety as follows:

            “3.4  Subject to the provisions of Section 3.9, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be Two Million Five Hundred Thousand (2,500,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the
            Company.”

2.           This Amendment No.1 shall be and is hereby incorporated in and forms a part of the Plan.

3.           Except as set forth herein, the Plan shall remain in full force and effect.

*   *  *  *  *  *

I hereby certify that the foregoing Amendment No.1 to the Plan was duly adopted by the Board of Directors of Monarch Staffing, Inc. on June 29, 2007.

By      _________________
Name:  Keith Moore
Title:    Secretary